EXHIBIT NO. 10.2

MEMORANDUM

To: Bernard J. Demko

From: Marc T. Giles

Re: Appointment, Gerber Scientific, Inc. (the "Company")

Date: September 30, 2002

Effective September 30, 2002, the Board of Directors of the Company (the "Board") has appointed you Chief Operating Officer of the Company. You will remain a Senior Vice President of the Company. The Management Development and Compensation Committee of the Board has set your base salary at $252,220 per year effective September 30, 2002. Your fiscal 2003 bonus target under the Company's 2000-2004 Executive Annual Incentive Bonus Plan will remain at 50% and your bonus will be calculated using your base salary as of April 30, 2003. Effective September 30, 2002, you will no longer be eligible to receive the Company car allowance.

If this memorandum sets forth our agreement on the subject matter hereof, kindly sign and return the enclosed copy of this memorandum, which will then constitute our agreement on this subject.

Marc T. Giles
President and CEO

Agreed this 18th date of October, 2002.

/s/ Bernard J. Demko

Bernard J. Demko